UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2009

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Gray Rd., Suite 104 Scottsdale AZ 85260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 993-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

SKYE International Commences Commercial Sales of Tankless Water Heaters

On February 26, 2009 the Company announced that it had begun commercial sales of its FORTIS™ whole-house electric tankless water heaters. The Company is currently producing approximately 1,000 units per month, representing approximately 60% of the available production capacity in the 30,000 square foot contract manufacturing facility located in Tempe, Arizona. The Company believes that by the end of the 2009, FORTIS™ water heater production should reach an annualized rate of 20,000 per year. The MSRP of the FORTIS™ 120 has been set at $1,899.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibit Number	Exhibit Title of Description

99.1	Press Release Announcing Commencement of Commercial Sales of Tankless Water Heaters, dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC

Date: March 10, 2009	By:	/s/ Thaddeus (Ted) Marek
Name: Thaddeus (Ted) Marek
Title: Secretary & CFO